Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is made as of February 20, 2019 (the “Effective Date”), by and between DPW Holdings, Inc., a Delaware corporation (the “Company”) and , a Delaware limited partnership (the “Investor”).

WHEREAS, a dispute has arisen between the Investor and the Company with respect to a loan made by the Investor to the Company as evidenced by that certain Secured Promissory Note issued by the Company for the benefit of Investor on August 16, 2018 as amended on November 29, 2018 (the “Note”);

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Company and the Investor desire to enter into a transaction wherein the Company shall issue the Investor a Promissory Note (the “New Note”) in the principal amount of $433,884.02 (as reduced pursuant to the terms hereof pursuant to prepayment or otherwise, the “Principal”), in the form attached hereto as Exhibit A, in exchange for the Note.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.          Exchange; Forbearance. The closing will occur on February 20, 2019 (or such later date as the parties hereto may agree in writing) (the “Closing”) following the satisfaction or waiver of the conditions set forth herein (such date, the “Closing Date”). Pending the Closing up to and through 5:00 pm Eastern Standard time on February 20, 2019, the Investor shall take no action to enforce its rights under the Note. On the Closing Date, subject to the terms and conditions of this Agreement, the Investor and the Company shall exchange the Note for the New Note. At the Closing, the following transactions shall occur (such transactions in this Section 1, the “Exchange”):

1.1      On the Closing Date, the Company shall issue the New Note to the Investor. Promptly after the Closing Date, but in no event more than one Trading Day after the Closing Date, the Company shall deliver an executed original New Note to the Investor. On the Closing Date, the Investor shall be deemed for all purposes to have become the holder of record of the New Note, irrespective of the date the Company delivers the New Note to the Investor. Upon receipt of the executed original of the New Note in accordance with this Section 1.1, all of the Investor’s rights under the Note shall be extinguished (including, without limitation, the rights to receive, as applicable, any premium, make-whole amount, accrued and unpaid interest or dividends thereon or any other shares of the Common Stock of the Company with respect thereto).

1.2.       The Company acknowledges and agrees that the Note is an enforceable and binding obligation of the Company, subject to the terms of this Agreement.

1.3.       It shall be a condition to the obligation of the Investor, on the one hand, and the Company, on the other hand, to consummate the Exchange contemplated hereunder that the other party’s representations and warranties contained herein are true and correct on the Closing Date with the same effect as though made on such date, unless waived in writing by the party to whom such representations and warranties are made.

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2.          Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

2.1       Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation nor default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, and no claim, action or proceeding of any kind has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.2       Authorization. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and the New Note and the consummation by the Company of the transactions contemplated hereby and thereby will not: (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound; or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company, provided Exchange Approval (as hereinafter defined) is obtained in a timely manner.

2.3       Valid Issuance of the New Note. The New Note when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, and the Common Stock when issued in accordance with the terms of this
Agreement will be duly and validly issued, fully paid and non-assessable.

2.4       Issuance of Common Stock. Upon the issuance of any Common Stock pursuant to the terms of this Agreement and the New Note, the Common stock shall be freely tradable and issued under the Company’s Form S-3 (File No. 333-222132) (the “Shelf S-3”).

2.5       Reservation of Common Stock.

2.5.1       So long as the New Note remains outstanding, the Company shall reserve 15 million shares of Common Stock (the “Required Reserve Amount”) to be issued to the Investor in accordance with Section 6 hereof.

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2.5.2       If, notwithstanding Section 2.5.1, and not in limitation thereof, at any time while the New Note remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount for issuance pursuant to the terms of this Agreement, (an “Authorized Share Failure”), then the Company shall as practicable as possible take all action necessary to increase the Company’s authorized shares of Common Stock or effectuate a reverse split of the Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock pursuant to the terms of this Agreement due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to the Investor, the Company shall pay to the Investor, in cash, an amount equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Investor delivers the applicable Issuance Notice with respect to such Authorized Failure Shares to the Company and ending on the date of such issuance and payment under this Section 2.5.2; and (ii) to the extent the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of Authorized Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Investor incurred in connection therewith.

2.6       Compliance With Laws. The Company has complied in all material respects with all laws, rules, and regulations applicable to it and its business, and the Company has not received notice of any such violation.

2.7       Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any person or entity, not already obtained, other than Exchange Approval, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

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2.8       Acknowledgment Regarding Investor’s Purchase of Common Stock and the New Note. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and Exchange and the transactions contemplated hereby and thereby and that the Investor is not: (i) an officer or director of the Company; (ii) an “affiliate” of the Company (as defined in Rule 144 promulgated under the Securities Act); or (iii) to the knowledge of the Company, a “beneficial owner” of 4.99% or more of the shares of Common Stock (as defined for purposes of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Exchange, this Agreement, the New Note, any other document or agreement delivered in connection herewith or therewith or the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Exchange, this Agreement, the New Note, any other document or agreement delivered in connection herewith or therewith or the transactions contemplated hereby and thereby is merely incidental to the Investor’s acceptance of the New Note and Common Stock issuable under this Agreement. The Company further represents to the Investor that the Company’s decision to enter into the Exchange has been based solely on the independent evaluation by the Company and its representatives.

2.9       Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or threatened against or affecting the Company, the Common Stock, the Note, the New Note or any of the Company’s officers or directors in their capacities as such, other than what is disclosed in the Company’s public filings.

2.10       Authorized Capital. Schedule 2.10 sets forth all capital stock and derivative securities of the Company that are authorized for issuance and that are issued and outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Common Stock issuable under this Agreement, assuming the prior issuance and exercise, exchange or conversion, as the case may be, of all derivative securities authorized, as indicated in Schedule 2.10.

2.11       Disclosure. Upon receipt or delivery by the Company of any notice or other document in accordance with the terms of this Agreement, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within one Trading Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Investor contemporaneously with delivery of such notice, and in the absence of any such indication, the Investor shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries. If the Company or any of its Subsidiaries provides material non-public information to the Investor that is not simultaneously filed in a Current Report on Form 8-K and the Investor has not agreed to receive such material non-public information, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information.

2.12        Indebtedness. Except as listed on Schedule 2.12 hereto, the Company does not have any indebtedness other than Permitted Liens. “Permitted Liens” shall have the same meaning as in the New Note.

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3.          Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants that:

3.1.       Organization. The Investor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Investor is not in violation nor default of any of the provisions of its certificate of limited partnership, limited partnership agreement or other organizational or charter documents. The Investor is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, and no claim, action or proceeding of any kind has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

3.2.       Authorization. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Investor of this Agreement and the New Note and the consummation by the Investor of the transactions contemplated hereby and thereby will not: (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party or by which it is bound; or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Investor.

3.3.       Accredited Investor Status; Investment Experience. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Investor can bear the economic risk of its investment in the New Note, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the New Note.

3.4.       No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the New Note or the fairness or suitability of the investment in the New Note nor have such authorities passed upon or endorsed the merits of the offering of the New Note.

3.5.       Ownership of Securities. The Investor owns and holds, beneficially and of record, the entire right, title, and interest in and to the Note free and clear of all rights and liens (other than pledges or security interests (x) arising by operation of applicable securities laws and (y) that the Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Investor has full power and authority to transfer and dispose of the Note to the Company free and clear of any right or lien. Other than the transactions contemplated by this Agreement and the New Note, there is no outstanding, plan, pending proposal, or other right of any person or entity to acquire all or any part of the Note or any shares of Common Stock issuable upon the delivery of the Issuance Notice and corresponding deduction of the face amount of the New Note.

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3.6.       No Short Sales or Hedging Transactions. The Investor covenants and agrees that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock) during the period commencing with the execution of this Agreement and ending on the earlier of the Maturity Date or its satisfaction by its use to acquire shares of Common Stock through the use of prospectus supplements filed under the Shelf S-3; provided that this provision shall not prohibit any sales made where a corresponding Issuance Notice is tendered to the Company and the shares of Common Stock received upon such issuance are used to close out such sale; provided, further that this provision shall not operate to restrict the Investor's trading under any prior securities purchase agreement containing contractual rights that explicitly protects such trading in respect of the previously issued securities.

4.          Additional Covenants

4.1.       Disclosure. The Company shall, on or before 8:30 a.m., New York, New York time, within one Trading Day after the date of this Agreement, file with the Securities and Exchange Commission a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and attaching the form of this Agreement and the New Note as exhibits thereto (collectively with all exhibits attached thereto, the “8-K Filing”). From and after the issuance of the 8-K Filing the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Investor with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Investor. To the extent that the Company delivers any material, non-public information to the Investor without the Investor’s express prior written consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agent. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

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4.2.       Form S-3. The Company shall use its best efforts to file a prospectus supplement to its shelf registration statement on Form S-3 covering the public sale of the shares of Common Stock underlying the Note within the later of (i) two (2) business days or (ii) the next Trading Day after its receipt of Exchange Approval.

4.3.       Blue Sky. The Company shall make all filings relating to the Exchange required by Regulation D under the Securities Act and under applicable securities or “blue sky” laws of the states of the United States following the date hereof.

4.4.       Fees and Expenses. Except as otherwise set forth above, each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing, the Company has agreed to reimburse the Investor for up to $5,000 of documented attorneys’ fees, which sum is part of the principal of the Note.

4.5.       Reserved.

4.6.       Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of the Company’s certificate of incorporation or other charter documents, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the New Note, and will at all times in good faith carry out all of the provisions of this Agreement and the New Note and take all action as may be required to protect the rights of the Investor under this Agreement and the New Note. Without limiting the generality of the foregoing or any other provision of this Agreement or the New Note, the Company (a) shall not increase the par value of any shares of Common Stock issuable pursuant to the terms of this Agreement above the Issuance Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon issuance of such Common Stock to the Investor pursuant to the terms of this Agreement. Notwithstanding anything herein to the contrary, if at any time the Investor is not permitted receive all the shares of Common Stock the Investor is entitled to receive pursuant to the terms of this Agreement for any reason, the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit the issuance of such shares of Common Stock.

4.7.       Reserved.

4.8.       Leak-Out. Provided no Event of Default has occurred and is continuing, the Investor acknowledges and agrees that, on any given Trading Day, it may only sell Common Stock representing up to four percent (4%) of the total number of shares of the Company’s Common Stock traded on the prior Trading Day.

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4.9.       True-Up. In the event the Investor’s proceeds from the sale of all Common Stock received by the Investor pursuant to the terms of Issuance Notices under this Agreement, do not equal at least 100% of the deemed payment of the outstanding Principal balance of the New Note, the Company shall owe the difference to the Investor. Upon notice from the Investor, the Company shall within two (2) Trading Days have the option to pay the difference to the Investor in cash or through the delivery of free trading shares of Common Stock; provided, however, that if Exchange Approval is required for the Common Stock to be issued for the True-Up Amount, the two (2) Trading Days shall be delayed until the Company has obtained such Exchange Approval, which the Company shall use its best efforts to obtain as promptly as practicable. Amounts due under any True-Up Notice shall be deemed to be the “True-Up Amount.”

5.          Forbearance and Initial Repayment of New Note.

5.1.       Forbearance by Investor. Until February 20, 2019 (the “Forbearance Period”), the Investor shall forbear from taking any actions with respect to the Note not explicitly set forth herein, including, without limitation, seeking to enforce any default including any Events of Default.

5.2        Initial Repayment of the New Note by the Company. Prior to the expiration of the Forbearance Period, upon any request by the Investor (an “Issuance Request”), the Company shall issue to the Investor the number of shares set forth in the Issuance Request, which shall be paid for by reducing the sums due under the New Note. The amount of any payment made pursuant to an Issuance Request shall be calculated using the number of shares of Common Stock to be delivered times the Issuance Price determined under Section 6.1.2. In crediting sums due under the New Note, accrued Interest shall first be credited, Late Charges next and Principal last. For the avoidance of doubt, in the event any shares of Common Stock issued pursuant to this Section 5.2 are delivered to the Investor on different days or have different Issuance Prices for any reason, the payment made pursuant to an Issuance Request shall be determined using the average Issuance Price applicable to any share of Common Stock delivered to the Investor in accordance with this Section 5.2.

6.          Issuance of Common Stock. At any time after the expiration of the Forbearance Period, the Company shall deliver to the Investor validly issued, fully paid and non-assessable shares of Common Stock issued under the Shelf S-3, in such amounts and upon such terms and conditions as are set forth in this Section 6.

6.1.       Issuance Rights.

6.1.1.       At any time following the expiration of the Forbearance Period, the Investor shall be entitled to receive from the Company a number validly issued, fully paid and non-assessable shares of Common Stock of the Company issued under the Shelf S-3. Any Common Stock issued to the Investor in accordance with this Agreement shall reduce the outstanding sums due under the New Note until it has been fully paid, by an amount equal to the number of shares of Common Stock issued multiplied by the applicable Issuance Price. The Company shall not issue any fraction of a share of Common Stock upon any delivery of an Issuance Notice. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Common Stock to the Investor in accordance with this Section 6.1.

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6.1.2.       For purposes of this Agreement, “Issuance Price” means, as of any Issuance Date: the greater of: (A) $0.12; or (B) 80% of the lowest daily VWAP in the three Trading Days prior to the Issuance Date. The Company shall issue irrevocable instructions to its Transfer Agent regarding issuances such that the transfer agent shall be authorized and instructed to issue shares of Common Stock upon its receipt of an Issuance Notice without further approval or authorization from the Company.

6.2.       Mechanics of Issuance. To receive any Common Stock pursuant to the terms of this Agreement on any date (an “Issuance Date”), the Investor shall deliver to the Company (whether via facsimile, electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice in the form attached hereto as Exhibit B (the “Issuance Notice”). On or before the first Trading Day following the date of receipt of an Issuance Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation and representation as to whether such shares of Common Stock may then be resold pursuant to Rule 144 or an effective and available registration statement, in the form attached hereto as Exhibit C, of receipt of such Issuance Notice to the Investor and the Transfer Agent which confirmation shall constitute an instruction to the Transfer Agent to process such Issuance Notice in accordance with the terms herein. On or before the third Trading Day following the date on which the Company has received an Issuance Notice (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Issuance Date of such shares of Common Stock issuable pursuant to such Issuance Notice) (the “Share Delivery Deadline”), the Company shall (1) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Investor shall be entitled to the Investor’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, upon the request of the Investor, issue and deliver (via reputable overnight courier) to the address as specified in the Issuance Notice, a certificate, registered in the name of the Investor or its designee, for the number of shares of Common Stock to which the Investor shall be entitled pursuant to such Issuance Notice. The Person or Persons entitled to receive the shares of Common Stock pursuant to the terms of this Agreement shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Issuance Date. Notwithstanding anything to the contrary contained in this Agreement, prior to the Investor’s receipt of a notice that the Shelf S-3 is not available with respect thereto, the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to the Investor. The amount due under the New Note shall automatically be reduced by the amount used to purchase shares set forth in the Issuance Notice.

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6.3.       Company’s Failure to Timely Issue. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, to issue and deliver to the Investor (or its designee) a certificate for the number of shares of Common Stock to which the Investor is entitled under an Issuance Notice or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the balance account of the Investor or the Investor’s designee with DTC for such number of shares of Common Stock to which the Investor is entitled pursuant to this Agreement (as the case may be) (an “Issuance Failure”), then, in addition to all other remedies available to the Investor, (i) the Company shall pay in cash to the Investor on each day after such Share Delivery Deadline that the issuance of such shares of Common Stock is not timely effected an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to the Investor on or prior to the Share Delivery Deadline and to which the Investor is entitled, multiplied by (B) any trading price of the Common Stock selected by the Investor in writing as in effect at any time during the period beginning on the applicable Issuance Date and ending on the applicable Share Delivery Deadline and (ii) the Investor, upon written notice to the Company, may void its Issuance Notice, provided that the voiding of an Issuance Notice shall not affect the Company’s obligations under this Agreement. In addition to the foregoing, if on or prior to the Share Delivery Deadline, the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver to the Investor (or its designee) a certificate and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, the Transfer Agent shall fail to credit the balance account of the Investor or the Investor’s designee with DTC for the number of shares of Common Stock to which the Investor is entitled pursuant to this Agreement or pursuant to the Company’s obligation pursuant to clause (II) below, and if on or after such Share Delivery Deadline the Investor purchases (in an open market transaction or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable pursuant to the applicable Issuance Notice upon the delivery thereof that the Investor is entitled to receive from the Company and has not received from the Company in connection with such Issuance Failure or Notice Failure, as applicable (a “Buy-In”), then, in addition to all other remedies available to the Investor, the Company shall, within two Trading Days after receipt of the Investor’s request and in the Investor’s discretion, either: (I) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Investor) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Investor or such Investor’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Investor is entitled upon the Investor’s delivery of an Issuance Notice hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Investor a certificate or certificates representing such shares of Common Stock or credit the balance account of such Investor or such Investor’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Investor is entitled upon the Investor’s acquisition of Common Stock hereunder (as the case may be) and pay cash to the Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Issuance Notice and ending on the date of such issuance and payment under this clause (II) (the “Buy-In Payment Amount”). Nothing shall limit the Investor’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) as required pursuant to the terms hereof.

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7.          Miscellaneous

7.1.       Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2.       Governing Law; Exclusive Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

7.3.       Notices. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email followed by overnight next business day delivery, to the address as provided for on the signature page to this agreement.

7.4.       Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

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7.5.       Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

7.6.       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.7.       Survival. The representations, warranties and covenants of the Company and the Investor contained herein shall survive the Closing and delivery of the New Note.

7.8.       Failure to Deliver Shares. If the Company fails to file an additional listing application for the shares of Common Stock contemplated by this Agreement within three days of the Effective Date or the NYSE American fails to provide Exchange Approval for the issuance of the shares of Common Stock contemplated by this Agreement, the Investor shall have the right to terminate this Agreement in which event the New Note shall be in default. For avoidance of doubt, if the NYSE American requires the Company to obtain shareholder approval prior to providing Exchange Approval, the requirement to obtain shareholder approval shall constitute a failure to obtain Exchange Approval pursuant to this Section 7.8.

8.          Definitions. For purposes of this Agreement, the following words and terms shall have the following meanings:

8.1.       “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

8.2.       “Bloomberg” means Bloomberg, L.P., or any successor.

8.3.       “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price (as the case may be) then the last trade price of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price, is reported for such security by Bloomberg, the average of the ask prices, respectively, of any market makers for such security as reported by OTC Markets Group Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Investor. If the Company and the Investor are unable to agree upon the fair market value of such security, the determination of the Company made in good faith shall be the fair market value of such security. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

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8.4.        “Current Subsidiary” means any Person in which the Company on the Effective Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Current Subsidiaries”.

8.5.        “Exchange Act” means the Securities Exchange Act of 1934.

8.6.        “Exchange Approval” means approval of the issuance of the shares of Common Stock contemplated by this Agreement by the NYSE American, which approval shall be obtained no later than twenty-five (25) days after the Closing Date.

8.7.        “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

8.8.       “New Subsidiary” means, as of any date of determination, any Person in which the Company after the Effective Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries”.

8.9.        “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

8.10.       “Principal Market” means any of The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Select Market, the Nasdaq Global Market, the OTCQB, the OTCQX, the OTC Pink or any other market operated by the OTC Markets Group Inc. or any successors of any of these exchanges or markets.

8.11.       “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

8.12.        “Subsidiaries” means, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a “Subsidiary.”

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8.13.       “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Investor or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

8.14.       “Transfer Agent” means Computershare Trust Company, N.A., and any successor transfer agent of the Company.

8.15.       “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc.. If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Investor. If the Company and the Investor are unable to agree upon the fair market value of such security, the determination of the Company made in good faith shall be the fair market value of such security. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

COMPANY:

DPW HOLDINGS, INC.

By:
Name:	Milton C. Ault, III
Title:	Chief Executive Officer

Address for Notices:

201 Shipyard Way
Suite E
Newport Beach, CA 92663

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

INVESTOR:

By:
Name:
Title:

Address for Notices:

Email:

EIN#:

16

EXHIBIT A

Promissory Note

1

EXHIBIT B

Issuance Notice

Reference is hereby made to that certain Exchange Agreement (the “Exchange Agreement”), dated as of [•]. In accordance with and pursuant to the Exchange Agreement, the undersigned hereby elects to receive the number of shares of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company specified below on the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Exchange Agreement.

Dollar Amount of New Note being used:

Issuance Date:

Issuance Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock to the Investor, or for its benefit, as follows: ☐ Check here if requesting delivery as a certificate to the following name and to the following address:
Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

2

Date: _____________ __,

Name of Investor

By:
Name:
Title:

Tax ID:

Facsimile:

E-mail Address:

3

EXHIBIT C

Acknowledgement

The Company hereby (a) acknowledges this Issuance Notice, (b) certifies that the above indicated number of shares of Common Stock [are][are not] eligible to be resold by the Investor either (i) pursuant to Rule 144 (subject to the Investor’s execution and delivery to the Company of a customary 144 representation letter) or (ii) an effective and available registration statement and (c) hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Company and acknowledged and agreed to by ________________________.

DPW HOLDINGS, INC.

By:
Name:
Title:

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